SCHEDULE 14(A)

(Rule 14a-101)

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

FORRESTER RESEARCH, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Forrester Research, Inc.

60 Acorn Park Drive

Cambridge, Massachusetts 02140

George F. Colony

Chairman of the Board

and Chief Executive Officer

April __, 2017

To Our Stockholders:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders of Forrester Research, Inc., which will be held on Tuesday, May 23, 2017, at the offices of the Company, 60 Acorn Park Drive, Cambridge, Massachusetts at 10:00 a.m. (local time).

On the following pages, you will find the formal notice of the Annual Meeting and our proxy statement. At the Annual Meeting you are being asked to elect two Class I Directors, to approve amendments to the our Restated Certificate of Incorporation and Amended and Restated By-Laws to declassify the Board of Directors, to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017, to approve by non-binding vote our executive compensation, and to cast a non-binding vote on the frequency of non-binding executive compensation votes.

We hope that many of you will be able to attend in person. I look forward to seeing you there.

Sincerely yours,

George F. Colony

Chairman of the Board

and Chief Executive Officer

Forrester Research, Inc.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

May 23, 2017

Notice is hereby given that the 2017 Annual Meeting of Stockholders of Forrester Research, Inc. will be held at the offices of the Company, 60 Acorn Park Drive, Cambridge, Massachusetts at 10:00 a.m. (local time) on Tuesday, May 23, 2017 for the following purposes:

1.

To elect the two Class I directors named in the accompanying proxy statement to serve until the 2020 Annual Meeting of Stockholders; however, if Proposal Two is approved, the terms of all directors will expire immediately prior to the election of directors at the 2018 Annual Meeting of Stockholders and all directors will stand for election annually beginning in 2018;

2.	To approve amendments to our Restated Certificate of Incorporation and Amended and Restated By-Laws to declassify the Board of Directors;
3.	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017;
4.	To approve by non-binding vote our executive compensation; and
5.	To cast a non-binding vote on the frequency of non-binding executive compensation votes.

The foregoing items of business are more fully described in the proxy statement accompanying this notice.

Stockholders of record at the close of business on March 27, 2017 are entitled to notice of and to vote at the meeting. A list of stockholders entitled to vote at the meeting will be open to examination by stockholders at the meeting and during normal business hours from May 12, 2017 to the date of the meeting at our offices, located at 60 Acorn Park Drive, Cambridge, Massachusetts 02140.

If you are unable to be present personally, please vote your shares as provided in this proxy statement.

By Order of the Board of Directors

Ryan D. Darrah

Secretary

Cambridge, Massachusetts

April __, 2017

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE

VOTE YOUR SHARES OVER THE INTERNET OR BY TELEPHONE IN ACCORDANCE WITH

THE INSTRUCTIONS SET FORTH ON THE PROXY CARD, OR COMPLETE, SIGN AND RETURN

THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE WHETHER OR

NOT YOU PLAN TO ATTEND THE MEETING IN PERSON.

FORRESTER RESEARCH, INC.

Annual Meeting of Stockholders

May 23, 2017

PROXY STATEMENT

The Board of Directors of Forrester Research, Inc., a Delaware corporation, is soliciting proxies from our stockholders. The proxy will be used at our 2017 Annual Meeting of Stockholders and at any adjournments thereof. You are invited to attend the meeting to be held at 10:00 a.m. (local time) on Tuesday, May 23, 2017 at the offices of the Company, 60 Acorn Park Drive, Cambridge, Massachusetts. This proxy statement was first made available to stockholders on or about April __, 2017.

This proxy statement contains important information regarding our annual meeting. Specifically, it identifies the proposals upon which you are being asked to vote, provides information that you may find useful in determining how to vote and describes voting procedures.

We use several abbreviations in this proxy statement. We call our Board of Directors the “Board”, refer to our fiscal year which began on January 1, 2016 and ended on December 31, 2016 as “fiscal 2016,” and refer to our fiscal year ending December 31, 2017 as “fiscal 2017”. We also refer to ourselves as “Forrester” or the “Company.”

Who May Attend and Vote?

Stockholders who owned our common stock at the close of business on March 27, 2017 are entitled to notice of and to vote at the annual meeting. We refer to this date in this proxy statement as the “record date.” As of the record date, we had _____________ shares of common stock issued and outstanding. Each share of common stock is entitled to one vote on each matter to come before the meeting.

How Do I Vote?

If you are a stockholder of record of our common stock:

1.	You may vote over the internet. If you have internet access, you may vote your shares from any location in the world by following the Vote by Internet instructions on the enclosed proxy card.
2.	You may vote by telephone. You may vote your shares by following the “Vote by Telephone” instructions on the enclosed proxy card.
3.	You may vote by mail. If you choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope provided.
4.	You may vote in person. If you attend the meeting, you may deliver your completed proxy card in person or fill out and return a ballot that will be supplied to you at the meeting.

By voting over the internet or by telephone, or by signing and returning the proxy card according to the enclosed instructions, you are enabling the individuals named on the proxy card (known as “proxies”) to vote your shares at the meeting in the manner you indicate. We encourage you to vote in advance even if you plan to attend the meeting. In this way, your shares will be voted even if you are unable to attend the meeting. Your shares will be voted in accordance with your instructions. If a proxy card is signed and received by our Secretary, but no instructions are indicated, then the proxy will be voted “FOR” the election of the nominees for directors, “FOR” approval of the amendments to our Restated Certificate of Incorporation and Amended and Restated By-Laws to declassify the Board of Directors, “FOR” ratifying the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal 2017, “FOR” approval of the non-binding vote on our executive compensation, and for holding a non-binding vote on our executive compensation at the annual meeting of stockholders every year.

How Do I Vote if My Shares are Held in Street Name?

If you hold shares in “street name” (that is, through a bank, broker, or other nominee), the bank, broker, or other nominee, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the directions your brokerage firm provides you. Many brokers also offer the option of voting over the internet or by telephone, instructions for which would be provided by your brokerage firm on your voting instruction form. Please follow the instructions on that form to make sure your shares are properly voted. If you hold shares in “street name” and would like to attend the annual meeting and vote in person, you will need to bring an account statement or other acceptable evidence of ownership of our common stock. In addition, if you wish to vote your shares in person, you must contact the person in whose name your shares are registered and obtain a proxy card from that person and bring it to the annual meeting.

What Does the Board of Directors Recommend?

The Board recommends that you vote FOR the election of nominees for Class I directors identified in Proposal One, FOR approval of the amendments to our Restated Certificate of Incorporation and Amended and Restated By-Laws to declassify the Board of Directors as described in Proposal Two, FOR ratifying the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm as described in Proposal Three, FOR approval by non-binding vote of our executive compensation as provided in Proposal Four, and, on Proposal Five, for holding a non-binding vote on executive compensation every year.

If you are a record holder and submit the proxy card but do not indicate your voting instructions, the persons named as proxies on your proxy card will vote in accordance with the recommendations of the Board of Directors. If you hold your shares in “street name”, and you do not indicate how you wish to have your shares voted, your nominee has discretion to instruct the proxies to vote on Proposal Three but does not have the authority, without your specific instructions, to vote on the election of directors or on Proposals Two, Four, or Five, and those votes will be counted as “broker non-votes”.

What Vote is Required for Each Proposal?

A majority of the shares entitled to vote on a particular matter, present in person or represented by proxy, constitutes a quorum as to any proposal. The nominees for election of the Class I directors at the meeting (Proposal One) who receive the greatest number of votes properly cast for the election of directors will be elected. As a result, shares that withhold authority as to the nominees recommended by the Board will have no effect on the outcome. The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and voting is required to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm (Proposal Three), and to approve the non-binding vote on our executive compensation (Proposal Four).   The affirmative vote of the holders of at least seventy-five percent (75%) of the shares of common stock issued and outstanding and entitled to vote generally in the election of directors is required to approve the amendments to our Restated Certificate of Incorporation and Amended and Restated By-Laws to declassify the Board of Directors (Proposal Two).

Shares represented by proxies that indicate an abstention or a “broker non-vote” (that is, shares represented at the annual meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have discretionary voting power on a particular matter) will be counted as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but are not considered to have been voted, and have the practical effect of reducing the number of affirmative votes required to achieve a majority for those matters requiring the affirmative vote of the holders of a majority of the shares present or represented by proxy and voting (Proposals Three and Four) by reducing the total number of shares from which the majority is calculated, while having the same effect as voting against Proposal Two. However, because directors are elected by a plurality vote, abstentions and broker non-votes will have no effect on the outcome on Proposal One.

May I Change or Revoke My Vote After I Return My Proxy Card or After I Have Voted My Shares over the Internet or by Telephone?

Yes. If you are a stockholder of record, you may change or revoke a proxy any time before it is voted by:

•	returning to us a newly signed proxy bearing a later date;
•	delivering a written instrument to our Secretary revoking the proxy; or
•	attending the annual meeting and voting in person.

If you hold shares in “street name”, you should follow the procedure in the instructions that your nominee has provided to you.

Who Will Bear the Cost of Proxy Solicitation?

We will bear the expense of soliciting proxies. Our officers and regular employees (who will receive no compensation in addition to their regular salaries) may solicit proxies. In addition to soliciting proxies through the mail, our officers and regular employees may solicit proxies personally, as well as by mail, telephone, and telegram from brokerage houses and other stockholders. We will reimburse brokers and other persons for reasonable charges and expenses incurred in forwarding soliciting materials to their clients.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on May 23, 2017

This proxy statement and our Annual Report to Stockholders are available on-line at www.edocumentview.com/forr. These materials will be mailed to stockholders who request them.

How Can I Obtain an Annual Report on Form 10-K?

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 is available on our website at www.forrester.com/aboutus. If you would like a copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2016, we will send you one without charge. Please contact Investor Relations, Forrester Research, Inc., 60 Acorn Park Drive, Cambridge, MA 02140, Tel: (617) 613-6000.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table and notes provide information about the beneficial ownership of our outstanding common stock as of March 6, 2017 (except as otherwise noted) by:

(i)	each person who we know beneficially owns more than 5% of our common stock;
(ii)	each of the executive officers named below in the Summary Compensation Table;
(iii)	each member of our Board of Directors; and
(iv)	our directors and executive officers as a group.

Except as otherwise indicated, each of the stockholders named in the table below has sole voting and investment power with respect to the shares of our common stock beneficially owned. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and includes voting or investment power with respect to the shares. Shares subject to exercisable options and vesting restricted stock units include options that are currently exercisable or exercisable within 60 days of March 6, 2017 and shares underlying restricted stock units scheduled to vest within 60 days of March 6, 2017.

	Common Stock Beneficially Owned
		Shares
		Subject
		to Exercisable
		Options and
	Shares	Vesting	Percentage of
	Beneficially	Restricted	Outstanding
Name of Beneficial Owner	Owned	Stock Units	Shares
George F. Colony	7,934,198	—	43.9%
c/o Forrester Research, Inc.
60 Acorn Park Drive
Cambridge, MA 02140(1)

Wellington Management Group LLP	1,970,362	—	10.9%
c/o Wellington Management Company LLP
280 Congress Street
Boston, MA 02210(2)

BlackRock, Inc.	1,154,514	—	6.4%
55 East 52nd Street
New York, NY 10022(3)

Henk Broeders	11,421	61,500	*
Robert Galford	14,037	24,000	*
George Hornig	2,765	24,000	*
Gretchen Teichgraeber	5,198	49,000	*
Michael Welles	10,864	24,000	*
Mack Brothers	—	—	*
Cliff Condon	6,661	41,937	*
Michael Doyle	14,461	83,000	*
Michael Morhardt	8,056	55,625	*
Directors, named executive officers, and other executive officers as a group (14 persons)(1)	8,013,451	446,123	44.3%

(1)	Includes 1,580 shares held by Mr. Colony’s wife as to which Mr. Colony disclaims beneficial ownership.
(2)

Beneficial ownership as of December 30, 2016, as reported in a Schedule 13G filed with the SEC on February 9, 2017, stating that Wellington Management Group LLP, Wellington Group Holdings LLP, and Wellington Investment Advisors Holdings LLP each has shared voting power with respect to 1,515,046 shares and shared dispositive power with respect to 1,970,362 shares, and Wellington Management Company, LLP has shared voting power with respect to 1,505,626 shares and shared dispositive power with respect to 1,960,942 shares.

(3)

Beneficial ownership as of December 31, 2016, as reported in a Schedule 13G filed with the SEC on January 24, 2017, stating that BlackRock, Inc. has sole voting power with respect to 1,129,876 shares and sole dispositive power with respect to 1,154,514 shares.

*	Less than 1%

PROPOSAL ONE:

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes. The members of each class are elected to serve a three-year term with the term of office of each class ending in successive years. George F. Colony and Michael H. Welles are the Class I directors whose terms expire at this annual meeting. The Board of Directors has nominated them to serve as Class I directors until the 2020 annual meeting.  If Proposal Two concerning the declassification of the board is approved by the stockholders, then the terms of all of our directors, including the nominees for election at this annual meeting, will expire immediately prior to the election of directors at our 2018 annual meeting.  Proposal Two is described on page 26 of this proxy statement.

The proxies intend to vote each share for which a proper proxy card has been returned or voting instructions received and not revoked in favor of the Class I directors named above. If you wish to withhold the authority to vote for the election of any of the nominees, your voting instructions must so indicate or your returned proxy card must be marked to that effect.

It is expected that Messrs. Colony and Welles will be able to serve, but if either of them is unable to serve, the proxies reserve discretion to vote, or refrain from voting, for a substitute nominee or nominees.

The following section provides information about each nominee, including information provided by each nominee and sitting director about his or her principal occupation and business experience for the past five years and the names of other publicly-traded companies, if any, for which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented with respect to each nominee’s and each sitting director’s experience, qualifications and skills that led our Board to conclude that he or she should serve as a director, we also believe that all of our directors, including the two nominees for election at the 2017 annual meeting of stockholders, has demonstrated business acumen and a significant commitment to our company, and has a reputation for integrity and adherence to high ethical standards.

NOMINEES FOR CLASS I DIRECTORS — TERM EXPIRING 2020

George F. Colony, age 63, a Class I director, is the founder of Forrester and since 1983, he has served as Chairman of the Board and Chief Executive Officer. He also has served as Forrester’s President since September 2001, and he previously was Forrester’s President from 1983 to 2000. We believe Mr. Colony’s qualifications to serve on our Board of Directors and as its Chairman include his extensive experience in the research industry, including more than 30 years as our chief executive officer, and his significant ownership stake in the Company.

Michael H. Welles, age 62, a Class I director, became a director of Forrester in November 1996. Mr. Welles is chief operating officer, a founder, and director of S2 Security Corporation, an IP-based facility security systems company. Previously, he served as vice president and general manager of the platforms business with NMS Communications, an OEM infrastructure supplier to the telecom industry from 2000 to 2002. We believe Mr. Welles’ qualifications to serve on our Board of Directors include his considerable knowledge of the information technology industry, his experience as the chief operating officer of a company he co-founded, and his many years of general management experience in global technology companies.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF THE NOMINEES NAMED ABOVE.

CLASS III DIRECTORS CONTINUING IN OFFICE UNTIL 2018

Robert M. Galford, age 64, a Class III director, became a director of Forrester in November 1996. Since November 2007, Mr. Galford has been the managing partner of the Center for Leading Organizations, an organizational development firm he founded in Concord, Massachusetts. From 2001 to 2007, Mr. Galford was a managing partner of the Center for Executive Development, an executive education provider in Boston, Massachusetts. We believe Mr. Galford’s qualifications to serve on our Board of Directors include his many years of organizational development and executive education experience, along with his more recent corporate governance experience as an instructor for the National Association of Corporate Directors.

Gretchen G. Teichgraeber, age 63, a Class III director, became a director of Forrester in December 2005. Ms. Teichgraeber is the chief executive officer of Leadership Directories, Inc., a premier information services company that publishes biographical and contact data on leaders in the private and public sectors. Previously, Ms. Teichgraeber was an independent consultant to digital media companies and various non-profit organizations from 2007 to 2009. From 2000 to 2007, Ms. Teichgraeber was the chief executive officer of Scientific American, Inc., publisher of the science and technology magazine, Scientific American. Prior to joining Scientific American, Ms. Teichgraeber served as general manager, publishing, and vice president, marketing and information services at CMP Media, Inc., a leading provider of technology news and information. We believe Ms. Teichgraeber’s qualifications to serve on our Board of Directors include her significant general management and marketing experience in the publishing and information services business, including on-line and print media, as well as the gender diversity she brings to our Board of Directors.

CLASS II DIRECTORS CONTINUING IN OFFICE UNTIL 2019

Henk W. Broeders, age 64, a Class II director, became a director of Forrester in May 1998. From October 2013 until April 2016, Mr. Broeders served as the chief executive officer of Jaarbeurs, an events and conferences company located in the Netherlands. Mr. Broeders was an independent consultant from February 2013 until October 2013, and previously, from October 2003 until February 2013, Mr. Broeders was a member of the Executive Committee of Cap Gemini S.A., a global management consulting firm headquartered in Paris, France operating under the name CapGemini. From 1998 to 2003, Mr. Broeders served as Chairman of the Executive Board of Cap Gemini N.V., a subsidiary of Cap Gemini S.A. located in the Netherlands. We believe Mr. Broeders’ qualifications to serve on our Board of Directors include his many years of operational and management experience in the management consulting business, along with his experience with and perspective on European business as a Dutch national who worked for a firm headquartered in France.

George R. Hornig, age 62, a Class II director, became a director of Forrester in November 1996. Mr. Hornig is the Chief Executive Officer of Transatlantic Financial Holdings, a private financial services-focused investment company.  From November 2010 until October 2016, Mr. Hornig was Senior Managing Director and Chief Operating Officer of PineBridge Investments, an independent investment advisor.  From 2006 until November 2010, Mr. Hornig was Managing Director and Co-Chief Operating Officer of Asset Management and the head of Asset Management Americas at Credit Suisse, a global financial services firm, and from 1999-2006, he was the Managing Director and Chief Operating Officer of Alternative Investments at Credit Suisse. We believe Mr. Hornig’s qualifications to serve on our Board of Directors include his three decades of finance and management experience in the investment banking and private equity business.

Corporate Governance

We believe that good corporate governance is important to ensure that Forrester is managed for the long-term benefit of its stockholders. Based on our continuing review of the provisions of the Sarbanes-Oxley Act of 2002, rules of the Securities and Exchange Commission and the listing standards of The NASDAQ Stock Market, our Board of Directors has adopted Corporate Governance Guidelines, an amended and restated charter for the Audit Committee of the Board of Directors, and a charter for the Compensation and Nominating Committee of the Board.

Our Corporate Governance Guidelines include stock retention guidelines applicable to executive officers and directors. The guidelines require executive officers and directors of the Company to retain at least 50% of the net shares of Forrester common stock delivered to them upon the exercise or vesting of stock-based awards granted on and after January 1, 2010. Net shares are the number of shares remaining after shares are sold or netted to pay the exercise price of stock-based awards and applicable withholding taxes. For directors, the applicable withholding tax is presumed to be the minimum withholding tax applicable to an employee. These guidelines may be waived, at the discretion of the Compensation and Nominating Committee of the Board of Directors, if compliance with the guidelines would create severe hardship or prevent an executive officer or director from complying with a court order.

We also have a written code of business conduct and ethics that applies to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer, and persons performing similar functions. You can access our Code of Business Conduct and Ethics, Corporate Governance Guidelines and our current committee charters on our website, at www.forrester.com/aboutus.

Information With Respect to Board of Directors

Board Meetings and Committees

Our Board of Directors has determined that each of the current directors, with the exception of Mr. Colony, our Chairman and Chief Executive Officer, is independent under applicable NASDAQ standards as currently in effect.

Our Board of Directors held eleven meetings during fiscal 2016. Each director attended at least 75 percent of the aggregate of the meetings of the Board of Directors and of each committee of which he or she is a member. Forrester does not require directors to attend the annual meeting of stockholders. Mr. Colony, who presided at the meeting, attended the 2016 annual meeting of stockholders, as did Mr. Galford. Historically, very few stockholders have attended our annual meeting and we have not found it to be a particularly useful forum for communicating with our stockholders. The Board of Directors currently has two standing committees, the Audit Committee and the Compensation and Nominating Committee, whose members consist solely of independent directors.

Our Audit Committee consists of three members: George R. Hornig, Chairman, Henk W. Broeders, and Michael H. Welles, each of whom, in addition to satisfying the NASDAQ independence standards, also satisfies the Sarbanes-Oxley independence requirements for audit committee membership. In addition, the Board has determined that Mr. Hornig is an “audit committee financial expert” under applicable rules of the Securities and Exchange Commission, and all of the members of the Audit Committee satisfy the financial literacy standards of NASDAQ. The Audit Committee held five meetings during fiscal 2016. The responsibilities of our Audit Committee and its activities during fiscal 2016 are described in the committee’s amended and restated charter, which is available on our website at www.forrester.com/aboutus. The charter will also be made available without charge to any stockholder who requests it by writing to Forrester Research, Inc., Attn: Chief Legal Officer and Secretary, 60 Acorn Park Drive, Cambridge, MA 02140.

Our Compensation and Nominating Committee consists of three members: Robert M. Galford, Chairman, Gretchen G. Teichgraeber, and Michael H. Welles. The Compensation and Nominating Committee held seven meetings during fiscal 2016. The Compensation and Nominating Committee has authority, as specified in the committee’s charter, to, among other things, evaluate and approve the compensation of our Chief Executive Officer, review and approve the compensation of our other executive officers, administer our stock plans, and oversee the development of executive succession plans for the CEO and other executive officers. The committee also has the authority to identify and recommend to the Board qualified candidates for director. The Compensation and Nominating Committee charter is available on our website at www.forrester.com/aboutus. The charter will also be made available without charge to any stockholder who requests it by writing to Forrester Research, Inc., Attn: Chief Legal Officer and Secretary, 60 Acorn Park Drive, Cambridge, MA 02140.

Compensation Committee Interlocks and Insider Participation

No person who served during the past fiscal year as a member of our Compensation and Nominating Committee is or was an officer or employee of Forrester, or had any relationship with Forrester requiring disclosure in this proxy statement. During the past fiscal year, none of our executive officers served as a member of the board of directors of another entity, any of whose executive officers served as one of our directors.

Board Leadership Structure

At the present time, Mr. Colony serves as both Chairman of the Board and Chief Executive Officer. Mr. Colony is a significant stakeholder in Forrester, beneficially owning approximately 44% of our outstanding common stock. As such, we believe it is appropriate that he set the agenda for the Board of Directors in addition to serving as the Chief Executive Officer. We also do not believe that the size of the Company warrants the division of these responsibilities. We do not have a single lead director because our Board of Directors is small enough that the independent directors work effectively together as a group and the presiding director at meetings of the independent directors rotates among the chairmen of the committees.

The Board’s Role in Risk Oversight; Risk Considerations in our Compensation Programs

The Board’s role in the Company’s risk oversight process includes receiving regular reports from members of management on areas of material risk to the Company, including financial, strategic, operational, legal and regulatory risks. The full Board (or the appropriate Committee in the case of risks that are under the purview of a particular Committee) receives these reports from the appropriate manager within the Company. When a committee receives such a report, the Chairman of the relevant Committee reports on the discussion to the full Board during the Committee reports portion of the next Board meeting, enabling the full Board to coordinate the risk oversight role, particularly with respect to risk interrelationships.

Our Compensation and Nominating Committee does not believe that our compensation programs encourage excessive or inappropriate risk taking. We structure our pay programs to consist of both fixed and variable compensation, with the fixed base salary portion providing steady income regardless of our stock price performance. The variable components, consisting of cash bonus and stock-based awards, and for our chief sales officer, sales commissions, are designed to reward both short and long-term performance. Targets under our bonus plans are a function of bookings and profit (described in greater detail in the Compensation Discussion and Analysis below), important financial metrics for our business. For long-term performance, we generally award restricted stock units vesting over four years. We believe that the variable elements of compensation are a sufficient percentage of overall compensation to motivate executives to produce excellent short and long-term results for the Company, while fixed base salary is also sufficiently high such that the executives are not encouraged to take unnecessary or excessive risks. In addition, our bonus plan funding metrics apply company-wide, regardless of function or client group, which we believe encourages relatively consistent behavior across the organization. While sales commissions are not capped, we cap our bonus at 1.75 times target company performance. Therefore, even if Company performance dramatically exceeds target performance, bonus payouts are limited. Conversely, we have a minimum threshold on Company performance under our executive bonus plan approved by the Compensation and Nominating Committee so that the bonus plan is not funded at performance below a certain level. We also believe that our Executive Severance Plan adopted in 2014 and described in detail below, which provides severance compensation in the event of involuntary termination of employment without cause and in connection with a change in control, promotes stability and continuity of operations.

Director Candidates

As noted above, the Compensation and Nominating Committee has responsibility for recommending nominees for election as directors of Forrester. Our stockholders may recommend individuals for this committee to consider as potential director candidates by submitting their names and background to the “Forrester Research Compensation and Nominating Committee”, c/o Chief Legal Officer and Secretary, 60 Acorn Park Drive, Cambridge, MA 02140. The Compensation and Nominating Committee will consider a recommended candidate for the next annual meeting of stockholders only if biographical information and background material are provided no later than the date specified below under “Stockholder Proposals” for receipt of director nominations.

The process that the Compensation and Nominating Committee will follow to identify and evaluate candidates includes requests to Board members and others for recommendations, meetings from time to time to evaluate biographical information and background material relating to potential candidates, and interviews of selected candidates by members of the Compensation and Nominating Committee. Assuming that biographical and background material is provided for candidates recommended by the stockholders, the Compensation and Nominating Committee will evaluate those candidates by following substantially the same process, and applying substantially the same criteria, as for candidates submitted by Board members.

In considering whether to recommend any candidate for inclusion in the Board’s slate of recommended director nominees, including candidates recommended by stockholders, the Compensation and Nominating Committee will apply the criteria set forth in the committee’s charter and in the Corporate Governance Guidelines. These criteria include, among others, the candidate’s integrity, age, experience, commitment, diligence, conflicts of interest and the ability to act in the interests of all stockholders. Although the Compensation and Nominating Committee considers as one of many factors in the director identification and nomination process diversity of race, gender and ethnicity, as well as geography and business experience, it has no specific diversity policy. The Compensation and Nominating Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective nominees. We believe that the backgrounds and qualifications of the directors, considered as a group, should provide a composite mix of experience, knowledge and abilities, including direct operating experience, that will allow the Board to fulfill its responsibilities.

In addition, our by-laws permit stockholders to nominate directors for election at an annual meeting of stockholders, other than as part of the Board’s slate. To nominate a director, in addition to providing certain information about the nominee and the nominating stockholder, the stockholder must give timely notice to Forrester, which, in general, requires that the notice be received by us no less than 90 nor more than 120 days prior to the anniversary date of the preceding annual meeting of stockholders. In accordance with our by-laws, the 2018 Annual Meeting will be held on May 8, 2018.

Communications from Stockholders

The Board will give appropriate attention to communications on issues that are submitted by stockholders, and will respond if and as appropriate. Absent unusual circumstances or as contemplated by committee charters, the Compensation and Nominating Committee, with the assistance of the Chief Legal Officer and Secretary, will be primarily responsible for monitoring communications from stockholders and will provide copies of summaries of such communications to the other directors as deemed appropriate.

Stockholders who wish to send communications on any topic to the Board should address such communications to the Forrester Research Compensation and Nominating Committee, c/o Chief Legal Officer and Secretary, Forrester Research, Inc., 60 Acorn Park Drive, Cambridge, MA 02140.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Executive Summary

We have implemented an executive compensation program that rewards performance. Our executive compensation program is designed to attract, retain and motivate the key individuals who are most capable of contributing to the success of our Company and building long-term value for our stockholders. The elements of our executives’ total compensation are base salary, cash incentive awards, equity incentive awards and other employee benefits. We have designed a compensation program that makes a substantial portion of executive pay variable, subject to increase when performance targets are exceeded, and subject to reduction when performance targets are not achieved.

2016 Business Results

In 2016, we made further progress on our strategic shift to capitalize on the opportunity presented by the Age of the Customer. The Company met or exceeded its revenue, operating income and earnings per share guidance for the year, with revenues increasing by 4% to $326.1 million and net income increasing by 48% to $17.7 million.

Compensation for Performance

A substantial amount of the total compensation of our executive officers is linked to our performance, both through short-term cash incentive compensation and long-term equity incentive compensation. We believe this aligns our executives’ incentives with our objective of enhancing stockholder value over the longer term.

Cash Compensation.    A significant portion of the current cash compensation opportunity for our executive officers is achieved through our Amended and Restated Executive Cash Incentive Plan (the “Executive Cash Incentive Plan”). As described in more detail below, payments under the plan are based on company financial performance metrics (for 2016, booked sales accounts or “bookings” and adjusted operating profit). By design, our plan pays more when we perform well and less, or nothing, when we do not. For example, in 2014, because our adjusted operating profit was below the target we set when establishing our 2014 plan, no payout with respect to 2014 performance was made under the Executive Cash Incentive Plan (though the Committee did make discretionary cash awards to our named executive officers at a payout level corresponding to 40% of target cash incentive compensation to recognize the progress made in our strategic shift and sales growth).  In 2015, although our adjusted operating profit exceeded our targeted level, our bookings were approximately 96% of our targeted level, resulting in a 90% payout under the Executive Cash Incentive Plan.  In 2016, our adjusted operating profit again exceeded our targeted level, but our bookings were approximately 94% of our targeted level, resulting in a 90% payout under the Executive Cash Incentive Plan.

Equity Awards.    Another key component of compensation for our executive officers consists of long-term equity incentives, in the form of both restricted stock units (RSUs) and stock options. In 2016, all RSUs and stock options granted to executive officers vest over time, with 25% to vest annually over four years (except in the case of one RSU grant to a newly hired executive officer that will vest fully after one year). We believe these awards have retention value and reflect a balance between short-term financial performance and long-term shareholder return, supporting our performance-based compensation. Consistent with past years, we did not grant equity awards in 2016 to George Colony, our Chairman and Chief Executive Officer, who is the beneficial owner of approximately 44% of our common stock.

Compensation Program Changes in 2016

Base Salary and Short-Term Cash Incentive Compensation.    Based on a review of market data, and taking into account the contributions of the named executive officers and our financial performance in 2015, during its annual executive compensation review our Compensation and Nominating Committee (the “Committee”) increased the base salaries of the named executive officers then in office by an average of 3.75% over 2015, while increasing the target cash incentive bonus amount of these named executive officers by an average of 9.2% over 2015, as discussed further below.

Long-Term Equity Incentive Compensation.  In recent years, the Committee has approved annual equity awards to our executive officers consisting of a combination of stock options and RSUs.   In 2016, with the exception of one stock option grant made in connection with the hiring of a new executive officer, the Committee determined that all equity awards made to our executive officers would consist solely of RSUs, based on a review of competitive data concerning equity-based awards and taking into consideration historical dilution and burn rates under our equity incentive plan.

Say on Pay Stockholder Vote.    As we have done each year since 2011, in 2016 we submitted our executive compensation program to an advisory vote of our stockholders and, consistent with the results of our previous say on pay votes, it received the support of 99% of the total votes cast at our annual meeting. We pay careful attention to any feedback we receive from our stockholders about our executive compensation program, including the say on pay vote. The Committee considered this feedback when setting our executive cash compensation program and granting equity awards to executives in 2016, and will continue to consider stockholder feedback in its subsequent executive compensation decision making.

Compensation Objectives and Strategy

The primary purpose of our executive compensation program is to attract, retain and motivate the key individuals who are most capable of contributing to the success of our Company and building long-term value for our stockholders. Our principal objectives and strategy concerning our executive compensation program are as follows:

•	encourage achievement of key Company values — including client service, quality, collaboration, courage and integrity — that we believe are critical to our continued growth;
•	base cash compensation on individual achievement and responsibility, teamwork, and our short-term financial performance;
•	align employees’ incentives with our objective of enhancing stockholder value over the longer term through long-term incentives, principally in the form of RSUs; and
•	emphasize individual excellence and encourage employees at all levels, as well as executive officers, to take initiative and lead individual projects that enhance our performance.

These objectives and strategy are reviewed each year by the Committee, which oversees our executive compensation program. In furtherance of these objectives, the Committee takes the following actions each year:

•	reviews the performance of George Colony, our Chairman and Chief Executive Officer, including his demonstration of leadership and his overall contribution to the financial performance of the Company;
•	reviews the assessment by Mr. Colony of the performance of the other executive officers against their individual and team goals;
•	reviews the company-wide financial goals that are used in the calculation of the cash incentive compensation for our executives;
•	reviews all components of compensation for each executive officer: base salary, short-term cash incentive compensation, and long-term equity incentive compensation;
•	assesses relevant market data; and
•	holds executive sessions (without our management present) as appropriate to accomplish the above actions.

Mr. Colony also plays a substantial role in the compensation process for the other executive officers, primarily by recommending annual goals for the executives reporting directly to him, evaluating their performance against those goals, and providing recommendations on their compensation to the Committee.

The Committee did not engage an independent compensation consultant in 2016 for its general executive compensation analysis because the members were comfortable relying on their independent review of the market data, surveys and other supporting information provided by management, taking into account that the Company does not offer special perquisites, deferred compensation plans, or other special executive compensation arrangements.  The Committee believes it is adequately experienced to address relevant issues and discharge its responsibilities consistent with the Company’s compensation objectives and philosophy.

The Committee has not historically used formal benchmarking data to establish compensation levels, but has relied instead on relevant market data and surveys to design compensation packages that it believes are competitive with other similarly situated companies or those with whom we compete for talent. While compensation surveys provide useful data for comparative purposes, the Committee believes that successful compensation programs also require the application of sound judgment and subjective determinations of individual and Company performance.

The Committee believes it is helpful to utilize data compiled from a wide array of companies and believes it important to consider comparative data from companies of comparable size and revenue, operating within a comparable industry, and located or operating within our principal geographic markets. In setting executive compensation for 2016, the Committee primarily considered data from the Radford Global High Technology Survey and Salary.com’s IPAS Global High Technology Survey, which included companies with annual revenues from $200 million to $500 million, as well as comparable companies in the geographies applicable to our executives. For each of the Company’s executive officers, the data the Committee reviewed included comparative market percentiles for base salary and total annual cash compensation opportunity (or “on-target earnings”). The Committee determined that the base salaries and on-target earnings of the named executive officers, other than Mr. Colony, were generally at or substantially near the 50th percentile of the comparative market data and, accordingly, made its decisions regarding 2016 executive compensation with the goal of maintaining that status.

Since Mr. Colony owns such a substantial percentage of our common stock, the Committee generally does not deem the available market data on chief executive officer compensation as comparable and does not place substantial weight on that data when setting his executive compensation.

Elements of Compensation

Compensation for our named executive officers consists of the following principal components:

•	base salary;
•	short-term cash incentive compensation;
•	long-term equity incentive compensation, principally in the form of RSUs;
•	severance and change-of-control benefits; and
•	other benefits available generally to all full-time employees.

We do not have an express policy for weighting different elements of compensation or for allocating between long-term and short-term compensation, but we do attempt to maintain compensation packages that will advance our overall compensation objectives.  In reviewing and setting the compensation of each executive officer, we consider the individual’s position with the Company and his or her ability to contribute to achievement of strategic and financial objectives.

In 2016, as illustrated below, base salaries for our named executive officers other than Mr. Colony represented an average of approximately 34.8% of total target compensation for these individuals, while the base salary for Mr. Colony represented 50% of his total target compensation. Because of Mr. Colony’s significant ownership of our common stock, the Committee generally does not grant equity-based awards to him, resulting in a higher ratio of base salary to total target compensation than that of the other named executive officers.

Base Salary.    The Committee approves the base salaries of our named executive officers annually by evaluating the responsibilities of their position, the experience and performance of the individual, and as necessary or appropriate, survey and market data. The base salary of a named executive officer is also considered together with the other components of his or her compensation to ensure that both the executive’s total cash compensation opportunity (or “on-target earnings”) and the allocation between base salary and variable compensation for the executive are in line with our overall compensation philosophy and business strategy. Additionally, the Committee may adjust base salary more frequently than annually to address retention issues or to reflect promotions or other changes in the scope or breadth of an executive’s role or responsibilities.

Our goal is to pay base salaries to our named executive officers that are competitive with the base salaries of companies that are similarly situated or with which we compete to attract and retain executives, while taking into account total on-target earnings, and remaining consistent with our overall compensation objectives with respect to variable compensation. In March 2016, taking into account the market data discussed above, the respective tenures, experience and performance of the named executive officers and our financial performance in 2015, the Committee decided to increase the base salaries of the named executive officers then in office by an average of 3.75% over 2015.  Mack Brothers joined as our Chief Consulting Officer in May of 2016 with an annual base salary of $325,000, and was not eligible for a compensation adjustment until 2017.

Short-Term Cash Incentive Compensation.    A significant portion of each of our named executive officers’ total annual cash compensation is dependent on our achievement of annual financial objectives set forth under our Executive Cash Incentive Plan. Payouts under the plan are made annually in arrears.

An individual named executive officer’s annual bonus payout under the Executive Cash Incentive Plan is based on the following factors, which are discussed in more detail below:

•	the named executive officer’s target award;
•	the Company’s financial performance; and
•	if applicable, the named executive officer’s individual and/or team performance.

Effective January 1, 2016, as part of its executive compensation reviews, the Committee increased the target cash incentive bonus amounts for each of the named executive officers eligible for compensation adjustments in 2016 by an average of approximately 9.2%, taking into account the Company’s financial performance in 2015, the market data discussed above, and the respective tenures, experience and performance of our named executive officers.  After giving effect to these increases, and including Mr. Brother’s annualized target amount of $200,000, the average annual target cash incentive bonus amount for our named executive officers, other than Mr. Morhardt, was approximately 69.3% of that person’s base salary. Mr. Morhardt’s 2016 target cash incentive bonus amount under our Executive Cash Incentive Plan was $130,000, or 41.3% of his base salary, because as Chief Sales Officer, a significant portion of his target cash incentive amount was tied to sales commissions. Mr. Morhardt’s 2016 commission-based target cash incentive amount was set at $200,000, or 63.5% of his base salary.

For purposes of the Executive Cash Incentive Plan, the financial performance of our Company for 2016 was measured based on booked sales accounts (referred to as “bookings”) and adjusted operating profit, the same measures used by the Committee in connection with the Executive Cash Incentive Plan in 2015. The Committee selected bookings as one of the metrics because we believe that bookings provide an important measure of our current business activity and estimated future revenues. The Committee selected adjusted operating profit (“operating profit”), meaning the Company’s pro forma operating profit assuming cash incentive compensation payouts under the Executive Cash Incentive Plan and the Forrester Employee Bonus Plan at target levels, as the other key metric because we believe operating profit provides a comprehensive measure of our financial performance that takes into account the importance of both revenue growth and expense management. In addition, by linking payouts under the plan to the Company’s profitability, we provide our employees with the opportunity to share in our profits while assuring that payouts are only made if we achieve a satisfactory, pre-approved level of profitability, taking into account the nature of our business, planned investments to support growth of the business, and the economic environment. Our pro forma operating profit excludes amortization of acquisition-related intangible assets, reorganization costs, costs associated with acquisition activities, stock-based compensation and net gains or losses from investments. The Committee may also adjust the operating profit metric, as it deems appropriate, to include or exclude particular non-recurring items to avoid unanticipated results and to promote, and provide appropriate incentives for, actions and decisions that are in the best interests of the Company and its stockholders.

The Executive Cash Incentive Plan was structured as follows in 2016:

•

A matrix for 2016 containing bookings on the x axis and operating profit on the y axis was approved by the Committee under the plan based on the Company’s 2016 operating plan approved by the Board of Directors. Minimum bookings and operating profit levels were set taking into account the Company’s recent levels of bookings and operating profit and planned investments to support growth of the business. Failure of our Company to meet either of these minimum levels would result in each executive officer being ineligible to receive any bonus payout. The minimum, target and maximum levels of bookings and operating profit under the Executive Cash Incentive Plan approved by the Committee were as follows (all dollars in thousands):

		Operating
	Bookings	Profit
Minimum	$307,213	$29,887
Target	$341,348	$37,359
Maximum	$375,483	$44,831
•	If the Company’s target bookings and operating profit were both exactly achieved, the Executive Cash Incentive Plan allowed for the payment of 100% of a named executive officer’s target award.
•	If both bookings and operating profit were above the minimum thresholds but neither exceeded the target, the bonus payout would be between 25% and 100% of the target award.
•	If one or both of the applicable target bookings and operating profit were exceeded, the plan allowed for the payment of up to 175% of a named executive officer’s target award.

The Company’s actual bookings and operating profit for 2016 were $320.3 million and $39.4 million (after giving effect to a non-recurring downward adjustment), respectively, resulting in 90% of each named executive officer’s target award being payable, as is set forth in the Summary Compensation Table under the heading “Non-Equity Incentive Plan Compensation.”  This illustrates the pay for performance structure of the compensation awarded to our named executive officers, as our 2016 operating profit exceeded our target level and our 2016 bookings were approximately 94% of our target level.  In addition, the total cash incentive plan compensation paid to Mr. Morhardt for 2016 included commissions of $146,361, or 73% of his targeted commissions for 2016.

Long-term Equity Incentive Compensation.    Our equity awards to executive officers historically have consisted of stock options and RSUs granted under our equity incentive plan. In July 2016, after reviewing competitive data concerning executive equity-based awards, and taking into consideration historical dilution and burn rates under our equity incentive plan, the Committee revised the Company’s stock-based compensation program for executive officers to consist solely of RSUs, with the number of RSUs awarded to be calculated with reference to a specific compensation value divided by the share price of our common stock on the award date.

All stock-based compensation awards granted to our executive officers are granted by the Committee. We believe that stock-based awards help to motivate and retain executives and also align management’s incentives with long-term stock price appreciation. In general, we believe that timed-based equity-based awards serve to encourage retention while further aligning the interests of executives and stockholders, as the awards have value only if the recipient continues to provide service to the Company through the vesting date, and, while the RSUs have immediate compensatory value to recipient upon vesting, increases in our share price provide significant additional compensatory value to the recipient, and decreases in the share price reduce the original compensation value of the award. Neither the Company nor our board of directors, including the Committee, has any plan, program or practice of timing equity incentive awards in coordination with the release or withholding of material non-public information.

In determining the size and nature of stock-based awards for 2016, the Committee considered the aggregate number of stock-based awards outstanding relative to the Company’s total shares outstanding, the average aggregate size of stock-based awards made to executive officers of companies that are similarly situated or with which we compete to attract and retain executives, and the individuals that they believed were most likely to contribute to or influence a return to the Company’s historical growth levels and continued improvement in the Company’s operating margin. On July 26, 2016, the Committee reviewed and approved the grant of time-based RSUs to each of Messrs. Condon, Doyle and Morhardt, effective August 1, 2016, as part of a grant of equity-based compensation to key employees across the Company. The Committee determined that the RSUs would vest 25% annually over four years.

On June 1, 2016, pursuant to our employment offer letter dated March 23, 2016 with Mr. Brothers that was approved by the Committee, Mr. Brothers received awards of 20,000 stock options and 7,000 RSUs that would vest 25% annually over four years, as well as 5,430 RSUs that would vest in full on the first anniversary of the grant date.  The stock options were granted at an exercise price of $36.83, which was equal to the closing market price of our common stock on the grant date of June 1, 2016.

Given Mr. Colony’s significant ownership of our common stock, the Committee did not grant stock options or RSUs to Mr. Colony in 2016.

Severance and Change in Control Agreements.    Effective May 15, 2014, we adopted the Forrester Research, Inc. Executive Severance Plan (the “Severance Plan”), applicable to all of our executive officers, including the named executive officers. Similar to plans maintained by many other companies, our Severance Plan provides for payments and benefits to our executive officers upon a qualifying termination of employment, including in connection with a change in control. Further detail on the Severance Plan is contained below under the heading “Severance and Change-of-Control Benefits.” We believe that the Severance Plan functions as a retention tool for our executive officers to remain with the Company and enable the executive officers to focus on the continuing business operations and, as applicable, the success of a potential business combination that the Board of Directors has determined to be in the best interests of the shareholders. We believe this results in stability and continuity of operations.

Other Benefits

As employees of our Company, our executive officers are eligible to participate in all Company-sponsored benefit programs on the same basis as other full-time employees, including health and dental insurance and life and disability insurance. In addition, our executive officers are eligible to receive the same employer match under our 401(k) plan as is applicable for all participating employees and to participate in our employee stock purchase plan, pursuant to which participants may elect to purchase shares of our stock on a semi-annual basis at a 15% discount based on the lower of the price of our stock at the beginning and end of each period. We do not offer any supplemental executive health and welfare or retirement programs, or provide any other supplemental benefits or perquisites, to our executives.

Stock Retention Guidelines

In April 2010, we introduced stock retention guidelines as part of our Corporate Governance Guidelines to further align the interests of our directors and executive officers with those of our stockholders. Members of our executive team and Board of Directors are subject to these stock retention guidelines for so long as they remain an executive officer, or serve as a director, of the Company. The guidelines require executive officers and directors of the Company to retain at least 50% of the net shares of Forrester common stock delivered to them upon the exercise or vesting of stock awards granted on and after January 1, 2010. Net shares are the number of shares remaining after shares are sold or netted to pay the exercise price of equity awards and applicable withholding taxes. For directors, the applicable withholding tax is presumed to be the minimum withholding tax applicable to an employee. These guidelines may be waived, at the discretion of the Committee, if compliance with the guidelines would create severe hardship or prevent an executive officer or director from complying with a court order. Our directors and executive officers have complied in full with these guidelines since their initial adoption.

Impact of Tax and Accounting on Compensation Decisions

Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to certain executive officers in excess of $1 million per year unless the compensation is performance-based. Because the compensation amounts paid to our executive officers have largely been below this threshold, in many cases we have not structured compensation arrangements with our executive officers to preserve the deductibility of that compensation in light of Section 162(m).

When determining amounts of equity awards to executives and employees under our equity incentive program, the Committee considers the compensation charges associated with the awards. We recognize compensation expense for stock-based awards based upon the fair value of the award. Grants of stock options result in compensation expense equal to the fair value of the options, which is calculated using a Black-Scholes option pricing model. Restricted stock unit awards result in compensation expense equal to the fair value of the award on the award date, which is calculated using the closing stock price of the underlying shares on the date of the award, as adjusted to reflect the absence of dividend credits prior to vesting of the restricted stock units. Stock-based compensation is recognized as an expense over the vesting period of the award.

Compensation Committee Report

The Compensation and Nominating Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis included in this proxy statement with management and, based on this review and discussion, recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Compensation and Nominating Committee

Robert M. Galford, Chair

Michael H. Welles

Gretchen G. Teichgraeber

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in any such filing.

SUMMARY COMPENSATION TABLE

The following table shows the compensation earned by our Chief Executive Officer, our Chief Financial Officer and each of our three other most highly compensated executive officers as of December 31, 2016. We refer to these officers as the “named executive officers.”

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary	Bonus	Awards	Awards	Compensation	Compensation	Total
Name and Principal Position	Year	($)	($)(1)	($)(2)	($)(2)	($)	($)(3)	($)
George F. Colony	2016	400,000	—	—	—	360,000	12,702	772,702
Chairman of the Board and	2015	375,000	—	—	—	337,500	12,702	725,202
Chief Executive Officer	2014	367,500	147,000	—	—	—	12,552	527,052

Mack Brothers(4)
Chief Consulting Officer	2016	216,667	25,000	435,672	124,972	120,000	6,469	928,779

Cliff Condon	2016	380,000	—	372,780	—	198,000	9,606	960,386
Chief Research and Product	2015	331,023	—	380,525	134,980	147,000	9,536	1,003,064
Officer	2014	286,340	49,440	214,888	134,263	—	9,243	694,174

Michael A. Doyle	2016	380,000	—	358,455	—	198,000	12,702	949,157
Chief Financial Officer and	2015	370,000	—	236,025	134,980	180,000	11,046	932,051
Treasurer	2014	361,125	75,970	276,300	172,623	—	10,896	896,914

Michael Morhardt	2016	315,000	—	358,455	—	263,361	9,551	946,367
Chief Sales Officer	2015	315,000	—	236,025	134,980	237,880	9,534	933,418
	2014	300,000	40,000	245,612	153,443	200,364	9,318	948,737

(1)

Amounts for 2014 represent a discretionary bonus approved by the Committee for each of the named executive officers. Amount for 2016 represents a one-time bonus for Mr. Brothers in connection with his hiring as Chief Consulting Officer.

(2)

These amounts represent the aggregate grant date fair value of restricted stock unit and option awards. Assumptions used in the calculation of grant date fair value of stock options are included in footnote 1 to the Company’s consolidated financial statements included in our 2016 Annual Report on Form 10-K. The grant date fair value of restricted stock units is based upon the closing price of the Company’s common stock on the date of grant, as adjusted to reflect the absence of dividend credits prior to vesting of the restricted stock units. The amounts set forth may be more or less than the value ultimately realized by the named executive officer based upon, among other things, the value of the Company’s common stock at the time of exercise of the options or vesting of the restricted stock units and whether the options or restricted stock units actually vest.

(3)

2016 amounts include the following amounts of Company matching contributions under our 401(k) plan: Mr. Colony, $7,950; Mr. Brothers, $5,365; Mr. Condon, $7,950; Mr. Doyle, $7,950; and Mr. Morhardt, $7,950.  Other amounts consist of group term life insurance premiums and miscellaneous other items.

(4)	Mr. Brothers became our Chief Consulting Officer on May 2, 2016.

GRANTS OF PLAN-BASED AWARDS FOR 2016

The following table sets forth information with respect to plan-based awards granted to named executive officers in 2016.

									Grant
									Date
							All Other		Fair
						All Other	Option	Exercise	Value of
			Estimated Possible Payouts Under			Stock	Awards:	or Base	Stock
			Non-Equity Incentive Plan			Awards:	Number of	Price of	and
		Committee	Awards(1)			Number of	Securities	Option	Option
	Grant	Approval	Threshold	Target	Maximum	Shares of	Underlying	Awards	Awards
Name	Date	Date	($)	($)	($)	Stock (#)	Options (#)	($/Sh)	($)(2)
George F. Colony	—	—	100,000	400,000	700,000	—	—	—	—

Mack Brothers	—	—	33,333	133,333	233,333	—	—	—	—
	06/01/16	03/31/16	—	—	—	—	20,000	36.83	124,972
	06/01/16	03/31/16	—	—	—	12,430	—	—	435,672

Cliff Condon	—	—	55,000	220,000	385,000	—	—	—	—
	08/01/16	07/26/16	—	—	—	9,655	—	—	372,780

Michael A. Doyle	—	—	55,000	220,000	385,000	—	—	—	—
	08/01/16	07/26/16	—	—	—	9,284	—	—	358,455

Michael Morhardt	—	—	32,500	330,000	N/A	—	—	—	—
	08/01/16	07/26/16	—	—	—	9,284	—	—	358,455

(1)

Except with respect to Mr. Morhardt, consists of awards under our Executive Cash Incentive Plan, a non-equity incentive plan, with payouts thereunder made annually in arrears. Our Executive Cash Incentive Plan is described in detail, including calculation of threshold, target and maximum awards under the plan, in the Compensation Discussion and Analysis above. Actual amounts awarded are set forth in the Summary Compensation Table above. Mr. Morhardt’s “Target” amount includes the target amount he was eligible to receive under our Executive Cash Incentive Plan of $130,000 and target sales commissions of $200,000. There is no cap on Mr. Morhardt’s “Maximum” amount because there is no cap on possible commission payments.

(2)

Assumptions used in the calculation of option awards are included in footnote 1 to the Company’s consolidated financial statements included in our 2016 Annual Report on Form 10-K. The grant date fair value of restricted stock units is based upon the closing price of the Company’s common stock on the date of grant, as adjusted to reflect the absence of dividend credits prior to vesting of the restricted stock units.

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END

The following table sets forth information for the named executive officers regarding outstanding option awards and stock awards held as of December 31, 2016.

	Option Awards				Stock Awards
						Equity Incentive
						Plan
					Equity Incentive	Awards: Market or
	Number of	Number of			Plan	Payout Value of
	Securities	Securities			Awards: Number of	Unearned Shares,
	Underlying	Underlying			Unearned Shares,	Units
	Unexercised	Unexercised	Option		Units or Other	or Other
	Options	Options	Exercise	Option	Rights That	Rights That
	(#)	(#)	Price	Expiration	Have Not Vested	Have Not Vested
Name	Exercisable	Unexercisable	($)	Date	(#)	($)(1)
George F. Colony	—	—	—	—	—	—

Mack Brothers	—	—	—	—	7,000(2)	300,650
	—	—	—	—	5,430(3)	233,219
	—	20,000(4)	36.83	5/31/2026	—	—

Cliff Condon	—	—	—	—	729(5)	31,311
	—	—	—	—	2,916(6)	125,242
	—	—	—	—	5,625(7)	241,594
	—	—	—	—	3,750(8)	161,063
	—	—	—	—	9,655(9)	414,682
	3,000	—	29.86	3/31/2020	—	—
	3,000	—	33.03	6/30/2021	—	—
	7,500	—	33.81	5/13/2022	—	—
	6,562	2,188(10)	36.18	6/2/2023	—	—
	7,500	2,500(11)	36.84	9/30/2023	—	—
	8,750	8,750(12)	38.43	7/31/2024	—	—
	5,625	16,875(13)	33.16	8/2/2025	—	—

Michael A. Doyle	—	—	—	—	1,458(5)	62,621
	—	—	—	—	3,750(6)	161,063
	—	—	—	—	5,625(7)	241,594
	—	—	—	—	9,284(9)	398,748
	15,000	—	25.20	9/30/2017	—	—
	10,000	—	25.25	6/30/2019	—	—
	14,000	—	29.86	3/31/2020	—	—
	14,000	—	33.03	6/30/2021	—	—
	15,000	—	33.81	5/13/2022	—	—
	13,125	4,375(10)	36.18	6/2/2023	—	—
	11,250	11,250(14)	38.43	7/31/2024	—	—
	5,625	16,875(13)	33.16	8/2/2025	—	—

Michael Morhardt	—	—	—	—	3,333(6)	143,152
	—	—	—	—	5,625(7)	241,594
	—	—	—	—	9,284(9)	398,748
	40,000	—	27.89	12/2/2022	—	—
	10,000	10,000(15)	38.43	7/31/2024	—	—
	5,625	16,875(13)	33.16	8/2/2025	—	—

(1)	The market value was calculated based on $42.95, the closing price per share of our common stock on December 30, 2016.
(2)	Consists of time-based restricted stock units that vest as to 25% of the shares subject to the award on each of June 1, 2017, June 1, 2018, June 1, 2019 and June 1, 2020.
(3)	Consists of time-based restricted stock units that vest on June 1, 2017.
(4)	Stock options become exercisable as to 5,000 shares on June 1, 2017, 5,000 shares on June 1, 2018, 5,000 shares on June 1, 2019 and 5,000 shares on June 1, 2020.
(5)	Consists of time-based restricted stock units that vest on June 3, 2017.
(6)	Consists of time-based restricted stock units that vest as to 50% of the shares subject to the award on each of August 1, 2017 and August 1, 2018.

(7)	Consists of time-based restricted stock units that vest as to one third of the shares subject to the award on each of August 3, 2017, August 3, 2018 and August 3, 2019.
(8)	Consists of time-based restricted stock units that vest as to one third of the shares subject to the award on each of September 1, 2017, September 1, 2018 and September 1, 2019.
(9)	Consists of time-based restricted stock units that vest as to 25% of the shares subject to the award on each of August 1, 2017, August 1, 2018, August 1, 2019 and August, 2020.
(10)	Stock options become exercisable on June 3, 2017.
(11)	Stock options become exercisable on October 1, 2017.
(12)	Stock options become exercisable as to 4,375 shares on August 1, 2017 and 4,375 shares on August 1, 2018.
(13)	Stock options become exercisable as to 5,625 shares on August 3, 2017, 5,625 shares on August 3, 2018 and 5,625 shares on August 3, 2019.
(14)	Stock options become exercisable as 5,625 shares on August 1, 2017 and 5,625 shares on August 1, 2018.
(15)	Stock options become exercisable as to 5,000 shares on August 1, 2017 and 5,000 shares on August 1, 2018.

OPTION EXERCISES AND STOCK VESTED TABLE FOR 2016

The following table sets forth information for the named executive officers regarding the value realized during 2016 by the executives pursuant to option exercises and the vesting of RSUs.

	Option Awards		Stock Awards
Number of
	Shares	Value	Number of
	Acquired	Realized	Shares	Value
	on Exercise	on Exercise	Acquired on	Realized
Name	(#)	($)	Vesting (#)	on Vesting ($)
George F. Colony	—	—	—	—
Mack Brothers	—	—	—	—
Cliff Condon	—	—	5,937	233,974
Michael A. Doyle	15,000	198,533	6,458	249,290
Michael Morhardt	—	—	3,542	142,068

Pension Benefits

We have no defined benefit pension plans or long-term incentive plans applicable to the named executive officers.

Nonqualified Deferred Compensation

We have no nonqualified defined contribution or deferred compensation plans.

Severance and Change-of-Control Benefits

Effective May 15, 2014, our Board of Directors adopted and approved the Forrester Research, Inc. Executive Severance Plan (the “Severance Plan”), which is applicable to all of the Company’s executive officers, including the named executive officers. The Severance Plan provides for the payment of severance and other benefits to each executive officer in the event of a termination of employment with the Company without cause and also, in the case of a change in control, by an executive officer for good reason, each as defined in the Severance Plan (each, a “Qualifying Termination”). In the event of a Qualifying Termination and subject to the executive’s execution of a general release of claims against the Company, in addition to any accrued obligations such as unpaid base salary, vacation and earned bonuses, the Severance Plan provides for the following severance payments and benefits:

•	In the event of a Qualifying Termination other than following a change in control:
•	continued payment of the executive officer’s base salary in installments for one year, and in the case of Mr. Colony (or any successor CEO), for 18 months, after the Qualifying Termination;
•

payment in a lump sum of an amount equal to the lesser of the executive officer’s (x) annual target bonus and, if applicable, sales commissions, as in effect on the date of the Qualifying Termination, or (y) the average of the actual bonus and, if applicable, sales commissions, earned by the executive officer under the applicable plans for the two fiscal years preceding the year of the Qualifying Termination (or for such shorter period that the executive officer was employed by the Company); and in the case of the chief executive officer, payment in a lump sum of an amount equal to one and one-half times the lesser of the chief executive officer’s (x) annual target bonus and, if applicable, sales commissions, as in effect on the date of the Qualifying Termination, or (y) the average of the actual bonus and, if applicable, sales commissions earned by the chief executive officer under the applicable plans for the two fiscal years preceding the year of the Qualifying Termination;

•

payment in cash during the 12-month period following a Qualifying Termination for executive officers other than the chief executive officer, and during the 18-month period following a Qualifying Termination for the chief executive officer, of an amount equal to the Company’s portion of the cost for medical and dental coverage under applicable Company plans; and

•	6 months of outplacement assistance, subject to extension for an additional 6 months upon request of the executive officer and at the discretion of the Company.
•	In the event of a Qualifying Termination during the 18-month period following a change in control (as defined in the Severance Plan):
•	payment in a lump sum of the executive officer’s annual base salary, and in the case of the chief executive officer, two times annual base salary;
•

payment in a lump sum of an amount equal to the excess, if any, of (x) the executive officer’s annual target bonus amount and/or annual target sales commission amount pro-rated as of the Qualifying Termination, over (y) the amount paid or payable for the actual bonus and/or sales commissions earned through the Qualifying Termination;

•

payment of the higher of the executive officer’s (x) target annual incentive opportunity, including target bonus opportunity and, if applicable, target sales commissions, or (y) the average of the actual bonus and, if applicable, sales commissions, earned by the executive under the applicable plans for the two fiscal years preceding the year of the Qualifying Termination (or such shorter period that the executive officer was employed by the Company); and in the case of the chief executive officer, the higher of two times his or her (x) target annual incentive opportunity, including target bonus opportunity and, if applicable, target sales commissions, or (y) the average of the actual bonus and, if applicable, sales commissions, earned by the chief executive officer under applicable plans for the two fiscal years preceding the year of the Qualifying Termination;

•

payment in cash in a lump sum of an amount equal to 12 months for executive officers other than the chief executive officer, and 24 months for the chief executive officer, of the Company’s portion of the cost for medical and dental coverage under applicable Company plans;

•	12 months of outplacement assistance; and
•

without limiting an executive officer’s rights under any equity plans or agreements, accelerated vesting of, or cancellation and payment of merger consideration for (net of exercise price, if any), all unvested equity and equity-based awards, with performance-based awards, if any, vesting at target level of performance.

The Severance Plan shall also reimburse each executive officer whose termination of employment results from a change of control all reasonable legal fees and expenses incurred to obtain or enforce rights or benefits under the Severance Plan if the executive officer prevails in substantial part on the material issues of the proceeding.

The Severance Plan does not provide for a gross-up payment to any of the executive officers to offset any excise taxes that may be imposed on excess parachute payments under Section 4999 (“Excise Tax”) of the Internal Revenue Code of 1986, as amended. Instead, the Severance Plan provides that in the event that the severance payments and benefits described above, and any other parachute payments, would, if paid, be subject to the Excise Tax, then the severance payments and benefits under the Severance Plan will be reduced to the extent necessary so that no portion of the payments or benefits under the Severance Plan are subject to the Excise Tax, provided that there shall be no such reduction if the net amount of the payments received by the executive officer after giving effect to all applicable taxes is greater than the net amount of the payments received by the executive officer after giving effect to the reduction.

We entered into an employment offer letter on July 24, 2007 with Mr. Doyle that provides for severance benefits following a termination of his employment by the Company without Cause (as defined in the offer letter). In the event of such a termination, we must continue to pay Mr. Doyle his base salary for the 6 months following his termination, subject to his signing a separation agreement in a form acceptable to us that includes a general release of all claims. On October 5, 2012 we entered into an employment offer letter with Mr. Morhardt that provides for severance benefits following a termination of his employment by the Company without Cause (as defined in the offer letter). In the event of such a termination, we must continue to pay Mr. Morhardt his base salary for the 6 months following his termination, subject to his signing a separation agreement in a form acceptable to us that includes a general release of all claims.  The Severance Plan provides that there will be no duplication of benefits between the Severance Plan and any of Mr. Doyle’s or Mr. Morhardt’s employment offer letters. We have not entered into agreements providing for severance benefits with any of the other named executive officers.  Each of our named executive officers other than Mr. Colony has entered into stock option and restricted stock unit grant agreements that provide for full acceleration of vesting upon a change of control of the Company, unless there is an assumption, substitution or cash-out of the options or restricted stock units in connection with the change of control.

The following table provides the details of payments that would have been paid to, or value that would have been received by, the named executive officers in connection with either a change of control, a termination of employment without cause or for good reason in connection with a change of control, or a termination of employment without cause in the absence of a change of control, in each case effective as of December 31, 2016.

			Annual	Payment in		Value of
		Salary	Incentive	Lieu of	Outplacement	Accelerated
		Continuation	Compensation	Medical and	Assistance	Unvested	Total
Name	Event (1)	($)	($)	Dental ($)	($)(2)	Equity ($)(3)	($)
George F. Colony	Change in Control	—	—	—	—	—	—

	Termination Upon
	Change in Control	800,000	840,000	34,614	20,000	—	1,694,614

	Not for Cause
	Termination	600,000	253,125	25,961	10,000	—	889,086

Mack Brothers	Change in Control	—	—	—	—	656,269	656,269

	Termination Upon
	Change in Control	325,000	213,333	17,307	20,000	656,269	1,231,909

	Not for Cause
	Termination	325,000	—	17,307	10,000	—	352,307

Cliff Condon	Change in Control	—	—	—	—	1,208,736	1,208,736

	Termination Upon
	Change in Control	380,000	242,000	10,706	20,000	1,208,736	1,861,442

	Not for Cause
	Termination	380,000	73,500	10,706	10,000	—	474,206

Michael A. Doyle	Change in Control	—	—	—	—	1,109,701	1,109,701

	Termination Upon
	Change in Control	380,000	242,000	10,706	20,000	1,109,701	1,762,407

	Not for Cause
	Termination	380,000	90,000	10,706	10,000	—	490,706

Michael Morhardt	Change in Control	—	—	—	—	993,900	993,900

	Termination Upon
	Change in Control	315,000	366,639	17,307	20,000	993,900	1,712,846

	Not for Cause
	Termination	315,000	219,122	17,307	10,000	—	561,429

(1)

None of the named executive officers has an agreement to receive any salary continuation, variable cash compensation, benefits continuation, acceleration of equity or gross-up in the event such named executive officer dies, becomes disabled, voluntarily terminates his or her employment with Forrester without “Good Reason” or if that named executive officer is terminated by Forrester for cause.

(2)	Estimated cost of 12 months of outplacement service in the event of a change in control and 6 months of outplacement service in the event of termination without a change in control.
(3)

Calculated using $42.95, the closing price per share of our common stock on December 30, 2016. In the case of unvested options, calculated using the difference between $42.95 and the exercise price of the applicable option, multiplied by the number of unvested shares. In the case of unvested restricted stock units (RSUs), calculated using $42.95 multiplied by the number of shares underlying such unvested RSU.

Director Compensation

DIRECTOR COMPENSATION TABLE FOR 2016

The following table shows the compensation that we paid during the year ended December 31, 2016 to each of our directors, other than Mr. Colony, who was not paid additional compensation for his service as a director and whose compensation is reflected in “Executive Compensation” above.

	Fees Earned
	or Paid in	Stock
	Cash	Awards	Total
Name	($)	($)(1)(2)(3)	($)
Henk W. Broeders	25,000	118,634	143,634
Robert M. Galford	30,000	118,634	148,634
George R. Hornig	30,000	118,634	148,634
Gretchen G. Teichgraeber	25,000	118,634	143,634
Michael H. Welles	30,000	118,634	148,634

(1)

The amounts in this column reflect the aggregate grant date fair value of restricted stock unit awards for 2016. The grant date fair value of restricted stock units is based upon the closing price of the Company’s common stock on the date of grant, as adjusted to reflect the absence of dividend credits prior to vesting of the restricted stock units. The amounts set forth may be more or less than the value ultimately realized by the named director based upon, among other things, the value of the Company’s Common Stock at the time of vesting of the restricted stock units and whether such restricted stock units actually vest.

(2)	On May 17, 2016, each of the directors, other than Mr. Colony, received 3,569 restricted stock units.
(3)	At December 31, 2016, the non-employee directors held options to purchase, and restricted stock units for, the number of shares listed next to their names below:

	Number of Shares
Name	Options	RSUs
Henk W. Broeders	61,500	8,901
Robert M. Galford	24,000	8,901
George R. Hornig	24,000	8,901
Gretchen G. Teichgraeber	49,000	8,901
Michael H. Welles	24,000	8,901

Our non-employee directors receive an annual retainer of $20,000 and members of each Board committee receive an additional annual retainer of $5,000 for each committee on which they serve, with the Chairman of each committee receiving an additional $5,000 per year. Each of these annual fees is payable quarterly in arrears. Members of our Board of Directors are reimbursed for their expenses incurred in connection with attending any meeting.

The Compensation and Nominating Committee of the Board of Directors has the authority under the Forrester Research, Inc. Amended and Restated Equity Incentive Plan (“Equity Incentive Plan”) to grant stock options and RSUs to non-employee directors in such amounts and on such terms as it shall determine at the time of grant. After our 2016 annual meeting, our five non-employee directors at that time each received 3,569 restricted stock units, which equals the number of whole shares calculated by dividing

$125,000 by $35.02, the closing price of the Company’s common stock on the date of award. These RSUs vest in four equal annual installments. RSUs granted under the Equity Incentive Plan become vested in full upon a change of control of the Company, unless there is an assumption, substitution or cash-out of such RSUs in connection with the change of control.

Options granted to our non-employee directors prior to our 2012 annual meeting and currently outstanding were made pursuant to our 2006 Stock Option Plan for Directors, as amended.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Board of Directors has appointed an Audit Committee composed of three non-employee directors: Messrs. Hornig (Chairman), Broeders, and Welles. Each of the members of the Audit Committee is “independent” as defined under the NASDAQ Stock Market listing standards. The Board has determined that Mr. Hornig is an “audit committee financial expert” under applicable rules of the Securities and Exchange Commission (“SEC”), and the members of the Audit Committee satisfy the NASDAQ financial literacy standards.

The Audit Committee is responsible for providing independent oversight of Forrester’s accounting functions and internal controls. The Audit Committee oversees Forrester’s financial reporting process on behalf of the Board of Directors, reviews financial disclosures, and meets privately, outside of the presence of management, with Forrester’s internal auditor and with representatives of the independent registered public accounting firm. The Audit Committee also selects and appoints the independent registered public accounting firm, reviews the performance of the independent registered public accounting firm, and reviews the independent registered public accounting firm’s fees. The Audit Committee operates under a written charter adopted by the Board of Directors.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed Forrester’s audited financial statements for the fiscal year ended December 31, 2016 with Forrester’s management and with PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), Forrester’s independent registered public accounting firm. The Audit Committee also reviewed the report of management contained in Forrester’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the SEC, as well as PricewaterhouseCoopers’ report included in Forrester’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and (ii) the effectiveness of internal control over financial reporting.

The Audit Committee has discussed with PricewaterhouseCoopers the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”).  The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers required by the PCAOB regarding PricewaterhouseCoopers’ communications with the Audit Committee concerning independence, and has discussed with PricewaterhouseCoopers their independence.

Based on the Audit Committee’s review and discussions noted above, the Audit Committee recommended to the Board of Directors, and the Board of Directors approved, the inclusion of the audited financial statements in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the SEC.

AUDIT COMMITTEE OF THE BOARD OF

DIRECTORS

George R. Hornig, Chairman

Henk W. Broeders

Michael H. Welles

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference in any such filing.

OTHER INFORMATION

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the Securities and Exchange Commission (“SEC”). Officers, directors and greater than 10% beneficial stockholders are required by SEC regulation to furnish to us copies of all Forms 3, 4 and 5 they file. Based solely on our review of copies of such forms which we received, we believe that all of our officers, directors, and greater than 10% beneficial owners complied on a timely basis with all filing requirements with respect to transactions during 2016, except for one report filed one day late for Victor Milligan, our Chief Marketing Officer, with respect to the award of time-based restricted stock units. On February 9, 2017, Wellington Management Group LLP filed an amendment to its previously filed Schedule 13G disclosing that its beneficial ownership as of December 30, 2016 had changed from its beneficial ownership as of December 31, 2015, though it remained in excess of 10%. Wellington Management Group LLP has not made any filing on Form 4 with respect to this change in beneficial ownership.

Certain Relationships and Related Transactions

Registration Rights and Non-Competition Agreement.    At the time of our initial public offering, we entered into a registration rights and non-competition agreement with Mr. Colony which provides that if Mr. Colony’s employment with us is terminated he will not compete with us for the one year period after the date of such termination. The agreement also provides that in the event we propose to file a registration statement under the Securities Act of 1933, as amended, with respect to an offering by us for our own account or the account of another person, or both, Mr. Colony shall be entitled to include shares held by him in such a registration, subject to the right of the managing underwriter of any such offering to exclude some or all of such shares from such registration if and to the extent the inclusion of the shares would adversely affect the marketing of the shares to be sold by us. The agreement also provides that Mr. Colony may require us to register shares under the Securities Act with a fair market value of at least $5 million, except that we are not required to effect such registration more than twice or at certain times described in the agreement. The agreement also provides that we will pay all expenses incurred in connection with such registration.

Related Person Transactions

Pursuant to its amended and restated charter, our Audit Committee has responsibility for the review and approval of all transactions between the Company and any related parties or affiliates of the Company, its officers, and directors.

Related persons can include any of our directors or executive officers, certain of our stockholders, and any of their immediate family members. In evaluating related person transactions, the committee members apply the same standards they apply to their general responsibilities as members of a committee of the board of directors and as individual directors. The committee will approve a related person transaction when, in its good faith judgment, the transaction is in the best interest of the Company. To identify related person transactions, each year we require our directors and officers to complete a questionnaire identifying any transactions with the Company in which the officer or director or their family members have an interest. In addition, our Code of Business Conduct and Ethics includes our expectation that all directors, officers and employees who may have a potential or apparent conflict of interest will notify our legal department.

The daughter of one of our executive officers is a non-officer employee of the Company within our sales organization.  The Company reviewed this arrangement with the Audit Committee of the Board of Directors, noting that the compensation of the employee is within comparable market ranges for similar positions, and the Audit Committee approved this relationship.

PROPOSAL TWO:

AMENDMENTS TO CERTIFICATE OF INCORPORATION AND BY-LAWS

TO DECLASSIFY BOARD OF DIRECTORS

Pursuant to Article X of our Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Article 2 of our Amended and Restated By-Laws (the “By-Laws”), our Board of Directors is divided into three classes (Class I, Class II and Class III).  Each member of a class is elected for a three-year term, with the terms staggered such that one-third of directors stand for election each year.  There are currently two Class I directors elected to serve until this annual meeting, two Class II directors elected to serve until the 2019 annual meeting, and two Class III directors elected to serve until the 2018 annual meeting.  In addition, Article X and Article 2 contain provisions relating to such classification concerning the filling of director vacancies and the removal of directors.

The Board of Directors recognizes that there is a trend in corporate governance in favor of the annual election of directors and has determined that it would be in the best interests of the Company and its stockholders to declassify the Board to allow the Company’s stockholders to vote on the election of the entire Board each year.   In light of the foregoing, the Board of Directors unanimously adopted and is submitting for stockholder approval amendments (the “Amendments”) to the Certificate of Incorporation and By-Laws that would eliminate the classification of the Board, provide for the annual election of all directors and make certain conforming changes as appropriate.

If the Amendments are approved, all directors will be elected annually beginning at the annual meeting in 2018. The terms of all directors, including those directors elected at the 2017 annual meeting, will expire immediately prior to the election of directors at the 2018 annual meeting.  Furthermore, any director chosen as a result of a newly created directorship or to fill a vacancy on the Board of Directors will hold office until the next annual meeting of stockholders.  In addition, the proposed Amendments provide for the removal of a director with or without cause. Under Delaware law, stockholders may be limited to removing a director only for cause if the company has a classified board. However, under Delaware law, if the company elects directors annually, stockholders must have the ability to remove directors with or without cause. Accordingly, we are proposing to amend the Certificate of Incorporation and By-Laws to provide for such a right.

If the Amendments are not approved, the Board of Directors will remain classified and the directors elected at the 2017 annual meeting will serve three-year terms expiring in 2020.  All other directors will continue in office for the remainder of their three-year terms, subject to their earlier death, resignation or removal.

The proposed Amendments to the Certificate of Incorporation and By-Laws, marked to show the changes to the relevant sections, are attached to this proxy statement as Exhibit A and Exhibit B, respectively.  Deletions are indicated by strike-outs and additions are indicated by double underlining.  If this proposal is approved by the requisite vote of stockholders, an amendment to the Certificate of Incorporation will be filed with the State of Delaware and the By-Laws will be amended and restated to reflect the changes.

The proposed Amendments require the affirmative vote of the holders of at least 75% of the Company’s outstanding shares of common stock.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION AND AMENDED AND RESTATED BY-LAWS.

PROPOSAL THREE:

RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP

AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017

PricewaterhouseCoopers LLP audited our financial statements for the fiscal year ended December 31, 2016. Our Audit Committee has selected PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. Although stockholder approval of the selection of PricewaterhouseCoopers LLP is not required by law, our Board of Directors believes that it is advisable to give stockholders an opportunity to ratify this selection.

If stockholders do not approve this proposal at the 2017 annual meeting, our Audit Committee will reconsider its selection of PricewaterhouseCoopers LLP. If stockholders do ratify this appointment, the Audit Committee, which has direct authority to engage our independent registered public accounting firm, may appoint a different independent registered public accounting firm at any time during the year if it determines that the change would be in the best interests of Forrester and our stockholders.

The Audit Committee has approved all services provided to Forrester by PricewaterhouseCoopers LLP during 2016. Representatives of PricewaterhouseCoopers LLP are expected to be present at the 2017 annual meeting. They will have the opportunity to make a statement if they desire to do so and will also be available to respond to appropriate questions from stockholders.

Independent Auditors’ Fees and Other Matters

The following table presents the aggregate fees billed or expected to be billed by PricewaterhouseCoopers LLP (“PwC”) and its affiliates for fiscal 2016 and fiscal 2015.

	Fiscal 2016	Fiscal 2015
Audit Fees(1)	$1,136,400	$1,082,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	164,888	237,604
All Other Fees(4)	1,800	1,800
Total Fees	$1,303,088	$1,321,404

(1)

Audit fees are fees related to professional services rendered by PwC and its affiliates in connection with the audit of our financial statements and our internal controls over financial reporting, the reviews of our interim financial statements included in each of our quarterly reports on Form 10-Q, international statutory audits, and review of other SEC filings.

(2)	Audit-related fees are for assurance and related services by PwC and its affiliates that are reasonably related to the performance of the audit or review of our financial statements.
(3)	Tax fees are fees billed for professional services related to tax compliance and tax consulting services.
(4)	All other fees include licenses to web-based accounting and finance reference materials.

Audit Committee’s Pre-Approval Policy and Procedures

The Audit Committee approves the engagement of our independent registered public accounting firm to render any audit or non-audit services. At a regularly scheduled Audit Committee meeting, management or a representative of the Company’s independent registered public accounting firm summarizes the services to be provided by the firm and the fees that will be charged for the services. Thereafter, if new services or dollar amounts in excess of those pre-approved at the meeting are proposed, they are either presented for pre-approval at the next meeting of the Audit Committee or approved by the Chairman of the Audit Committee pursuant to delegated authority. At subsequent meetings, the Audit Committee is provided a listing of any newly pre-approved services since the last meeting, and an updated projection for the current year of the estimated annual fees to be paid to the firm for all pre-approved audit and permissible non-audit services.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT

THE STOCKHOLDERS VOTE FOR RATIFICATION OF THE APPOINTMENT OF

PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017.

PROPOSAL FOUR:

NON-BINDING VOTE ON EXECUTIVE COMPENSATION

We have implemented an executive compensation program that rewards performance. Our executive compensation program is designed to attract, retain and motivate the key individuals who are most capable of contributing to the success of our Company and building long-term value for our stockholders. The elements of our executives’ total compensation are base salary, cash incentive awards, equity incentive awards, severance and change of control benefits, and other employee benefits. We have designed a compensation program that makes a substantial portion of executive pay variable, subject to increase when performance targets are exceeded, and subject to reduction when performance targets are not achieved.

We believe our executive compensation program strikes the appropriate balance between utilizing responsible, measured pay practices and providing incentives to our executives to create value for our stockholders. We believe this is evidenced by the following:

•	The mix of compensation among base salary and cash incentives.
•	Generally our compensation policies and practices are uniform across each of our business units and geographic regions.
•

Our bonus plan for executive officers provides for multiple payout levels based on targets established and approved by our Compensation and Nominating Committee during the first quarter of the applicable plan year.

•

We require that minimum threshold performance targets be achieved before any bonuses under our executive cash incentive plan are paid, and bonus payouts under our executive cash incentive plan are capped.

•	We use multiple performance measures under our executive cash incentive plan, including bookings and operating profit.
•

We currently grant equity-based awards to executives under our equity incentive plan subject to multi-year vesting criteria, and require that the executive remain employed through the vesting date to realize the value of these awards.

The Board endorses the Company’s executive compensation program and recommends that stockholders vote in favor of the following resolution:

RESOLVED, that the stockholders approve the compensation of the Company’s named executive officers as described in this proxy statement under “Executive Compensation”, including the Compensation Discussion and Analysis and the tabular and narrative disclosure contained in this proxy statement.

Because the vote is non-binding, neither the Board of Directors nor the Compensation and Nominating Committee of the Board will be required to take any action as a result of the outcome of the vote on this proposal. The Compensation and Nominating Committee will carefully consider the outcome of the vote when evaluating future executive compensation arrangements.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION.

PROPOSAL FIVE:

NON-BINDING VOTE ON FREQUENCY OF NON-BINDING VOTES ON EXECUTIVE COMPENSATION

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 requires that we include in this proxy statement a non-binding stockholder vote to advise on whether non-binding votes on the Company’s executive compensation should occur every one, two or three years.  You have the option to vote for any of the three options, or to abstain on the matter.

Although the vote is non-binding, our Board of Directors will take into account the outcome of the vote when making future decisions about the frequency of non-binding votes on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO CONDUCT A NON-BINDING VOTE ON EXECUTIVE COMPENSATION EVERY YEAR.

STOCKHOLDER PROPOSALS

Stockholder proposals to be considered at the Annual Meeting of Stockholders in 2018 must be received by December __, 2017 to be considered for inclusion in our proxy materials for that meeting.

Stockholders who wish to make a proposal at the 2018 annual meeting, other than proposals included in our proxy materials, or who wish to nominate individuals for election as directors, must notify us between January 23, 2018 and February 22, 2018. If the stockholder does not notify us by February 22, 2018, the proxies will have discretionary authority to vote on a stockholder’s proposal brought before the meeting.

OTHER BUSINESS

The Board of Directors has no knowledge of any other matter that may come before the annual meeting and does not, itself, currently intend to present any other such matter.

FORM 10-K

A copy of our annual report on Form 10-K for the fiscal year ended December 31, 2016 filed with the Securities and Exchange Commission will be sent to stockholders without charge by writing to Forrester Research, Inc., Investor Relations, 60 Acorn Park Drive, Cambridge, Massachusetts 02140.

Exhibit A

PROPOSED AMENDMENT TO ARTICLE X OF

THE RESTATED CERTIFICATE OF INCORPORATION

ARTICLE X

     ~~Until the consummation of an initial public offering of the Common Stock under the Securities Act of 1933, as amended (the “IPO”), the corporation shall have one or more directors, the number of directors to be determined from time to time by vote of a majority of the directors then in office.  Immediately following the consummation of the IPO, the following provisions shall apply:~~

1.Number of Directors.   The number of directors of this corporation shall not be less than three. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by, or in the manner provided in, this corporation’s by-laws.

~~2.Classes of Directors.  The board of directors shall be and is divided into three classes; Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class II, and if such fraction is two-thirds, one of the extra directors shall be a member of Class II and one of the extra directors shall be a member of Class III  unless otherwise provided from time to time by resolution adopted by the board of directors.~~

2. ~~3.~~ Election of Directors. Elections of directors need not be by written ballot except as and to the extent provided in the by-laws of this corporation.

3. ~~4.~~ Terms of Office. Except as otherwise provided in ~~Section 7 of this Article XI, each director shall~~this Certificate of Incorporation or this corporation’s by-laws, the term of office of each director who is in office immediately prior to the closing of the polls for the election of directors at the 2018 annual meeting of stockholders shall expire at such time.  From and after the 2018 annual meeting of stockholders, each director shall be elected to serve for a term ending on the date of the ~~third~~next annual meeting of the stockholders ~~following the annual meeting at which such director was elected; provided, that each initial director in Class I shall serve for a term ending on the date of the annual meeting of the stockholders in 1999; each initial director in Class II shall serve for a term ending on the date of the annual meeting of the stockholders in 1998; and each initial director in Class III shall serve for a term ending on the date of the annual meeting of the stockholders in 1997; and provided further,~~ ; provided, that the term of each director shall be subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

~~5.Allocation of Directors among Classes in the Event of Increases or Decreases in the Number of Directors.  In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the board of directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class.  To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the board of directors.~~

4. ~~6.~~ Removal. Directors of this corporation may be removed ~~only for~~with or without cause by the affirmative vote of the holders of at least two-thirds of the shares of the capital stock of this corporation issued and outstanding and entitled to vote generally in the election of directors cast at a meeting of the stockholders called for that purpose.

5. ~~7.~~ Vacancies.  ~~Any~~Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of this corporation’s certificate of incorporation relating to the rights of the holders of any class or series of this corporation’s preferred stock to elect additional directors under specified circumstances, any vacancy in the board of directors, however occurring, including a vacancy resulting from an enlargement of the board, shall be filled only by a vote of a majority of the directors then in office, ~~although~~even if less than a quorum, or by ~~a~~the sole remaining director. ~~A director elected to fill a vacancy shall be elected to hold~~

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~~office until the next election of the class for which such director shall have been chosen, subject to the election and qualification of his successor and to his earlier death, resignation or removal.~~

6. ~~8.~~ Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before either an annual or special meetings of stockholders shall be given in the manner provided by the by-laws of this corporation.

7. ~~9.~~ Amendments to Article. Notwithstanding any other provisions of law, this Certificate of Incorporation or the by-laws of this corporation, each as amended, and notwithstanding the fact that a lesser percentage may be specified by law, the affirmative vote of the holders of at least seventy-five percent (75%) of the shares of capital stock of this corporation issued and outstanding and entitled to vote generally in the election of director shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article X.

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Exhibit B

PROPOSED AMENDMENT TO ARTICLE 2 OF

THE AMENDED AND RESTATED BY-LAWS

ARTICLE 2 — DIRECTORS

2.1 General Powers. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, who may exercise all of the powers of the corporation except as otherwise provided by law, the Certificate of Incorporation or these By-Laws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

2.2 Number; Election and Qualification. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of the Board of Directors, but in no event shall such number of directors be less than three. The number of directors may be decreased at any time and from time to time by a majority of the directors then in office, but only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. The directors shall be elected at the annual meeting of stockholders by such stockholders as have the right to vote on such election. Directors need not be stockholders of the corporation.

2.3 ~~Classes of Directors. The Board of Directors shall be and is divided into three classes: Class I, Class II and Class III. No one class shall have more than one director more than any other class. If a fraction is contained in the quotient arrived at by dividing the designated number of directors by three, then, if such fraction is one-third, the extra director shall be a member of Class II, and if such fraction is two-thirds, one of the extra directors shall be a member of Class II and one of the extra directors shall be a member of Class III, unless otherwise provided from time to time by resolution adopted by the Board of Directors. 2.4 Terms of Office. Except as otherwise provided in the Certificate of Incorporation or these By-Laws, each director shall serve for a term ending on the date of the third annual meeting of the stockholders following the annual meeting of the stockholders at which such director was elected; provided, that each initial director in Class I shall serve for a term ending on the date of the annual meeting of stockholders in 1999; each initial director in Class II shall serve for a term ending on the date of the annual meeting of stockholders in 1998; each initialdirector in Class III shall serve for a term ending on the date of the annual meeting of stockholders in 1997; and at each  succeeding annual meeting of stockholders beginning in 2000, successors to the class of directors whose term expires at that annual meeting shall be elected for a three-year term; and provided further, that the term of each director shall be subject to the election and qualification of his successor and to his earlier death, resignation or removal.~~ Terms of Office. Except as otherwise provided in the Certificate of Incorporation or these By-Laws, the term of office of each director who is in office immediately prior to the closing of the polls for the election of directors at the 2018 annual meeting of stockholders shall expire at such time.  From and after the 2018 annual meeting of stockholders, each director shall be elected to serve for a term ending on the date of the next annual meeting of the stockholders; provided, that the term of each director shall be subject to the election and qualification of his or her successor and to his or her earlier death, resignation or removal.

~~2.5 Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as a director of the class of which he is a member and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. To the extent possible, consistent with the foregoing rule, any newly created directorships shall be added to those classes whose terms of office are to expire at the latest dates following such allocation, and any newly eliminated directorships shall be subtracted from those classes whose terms of offices are to expire at the earliest dates following such allocation, unless otherwise provided from time to time by resolution adopted by the Board of Directors.~~

~~2.6 Vacancies. Any~~2.4 Vacancies. Except as otherwise provided for or fixed by or pursuant to the provisions of Article IV of the Certificate of Incorporation relating to the rights of the holders of any class or series of the corporation’s preferred stock to elect additional directors under specified circumstances, any vacancy in the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, shall be filled only by a vote of a majority of the directors then in office, ~~although~~even if less than a quorum, or by the sole remaining director ~~in the event there is only a single director in office following the occurrence of such vacancy. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall be elected for the unexpired term of his predecessor in office, and a director elected to fill a vacancy resulting from an increase in the number of~~

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~~directors shall hold office until the next election of the class for which such director shall have been chosen, in either case subject to the election and qualification of his successor and to his earlier death, resignation or removal~~.

~~2.7~~2.5 Resignation. Any director may resign by delivering his written resignation to the corporation at its principal office or to the President or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

~~2.8~~2.6 Regular Meetings. Regular meetings of the Board of Directors may be held at such time and place, if any, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors and publicized among all directors. A notice of a regular meeting, the date of which has been so publicized, shall not be required.

~~2.9~~2.7 Special Meetings. Special meetings of the Board of Directors may be held at any time and place, if any, within or without the State of Delaware, designated in a call by the Chairman of the Board, the President or one-third or more in number of the directors, or by one director in the event that there is only a single director in office.

~~2.10~~2.8 Notice of Special Meetings. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least 24 hours in advance of the meeting, (ii) by sending a telegram, telecopy or telex, electronic transmission, or delivering written notice by hand, to his last known business or home address at least 24 hours in advance of the meeting, or (iii) by mailing written notice to his last known business or home address at least 72 hours in advance of the meeting. A notice or waiver of notice of a special meeting of the Board of Directors need not specify the purposes of the meeting.

~~2.11~~2.9 Meetings by Telephone Conference Calls. Directors or any members of any committee designated by the directors may participate in a meeting of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meeting.

~~2.12~~2.10 Quorum. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the number of directors so fixed pursuant to Section 2.2 constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice, other than announcement at the meeting, until a quorum shall be present.

~~2.13~~2.11 Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a greater number is required by law, the Certificate of Incorporation or these By-Laws.

~~2.14~~2.12 Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members of the Board or committee, as the case may be, consent to the action in writing, and the written consents are filed with the minutes of proceedings of the Board or committee.

~~2.15~~2.13 Removal. A director of the corporation may be removed ~~only for~~with or without cause by the affirmative vote of the holders of two-thirds of the shares of the capital stock of the corporation issued and outstanding and entitled to vote generally in the election of directors at a meeting of the stockholders called for the purpose of removing such director.

~~2.16~~2.14 Committees. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these By-Laws for the Board of Directors.

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~~2.17~~2.15 Compensation of Directors. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine.  No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

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FORRESTER IMPORTANT ANNUAL MEETING INFORMATION 000004 ENDORSEMENT LINE SACKPACK MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 C123456789 000000000.000000 ext 000000000.000000 ext  000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by12:00 a.m., Eastern Time, on May 23, 2017. Vote by Internet Go to www.envisionreports.com/FORR Or scan the QR code with your smartphone Follow the steps outlined on the secure website Vote by telephone Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card 1234 5678 9012 345 IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals The Board of Directors recommends a vote FOR all the nominees listed, and FOR Proposals 2, 3 and 4 and for a one-year frequency on Proposal 5. 1. Election of Class I Directors: For Withhold 01 George F. Colony For Withhold 02 Michael H. Welles 2. To approve amendments to the Company’s Restated Certificate of Incorporation and Amended and Restated By-Laws to declassify the Board of Directors. For Against Abstain 3. To ratify the selection of Pricewaterhouse Coopers LLP as the Company’s independent registered public accounting firm for fiscal 2017. For Against Abstain 4. To approve, by non-binding vote, Forrester Research, Inc. executive compensation. 5. To recommend, by non-binding vote, the frequency of executive compensation non-binding votes. 3 Years 2 Years 1 Year Abstain B Non-Voting Items Change of Address — Please print new address below. Meeting Attendance Mark box to the right if you plan to attend the Annual Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C 1234567890 JNT 1 UPX 319441 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 1UPX 275151 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND 02K7ED

IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.FORRESTER Proxy - Forrester Research, Inc. Proxy Solicited on Behalf of the Board of Directors of the Company for an Annual Meeting, May 23, 2017 The undersigned appoints George F. Colony and Ryan D. Darrah, and each of them, as proxies, each with the power of substitution, and authorizes them to represent and vote all shares of common stock of Forrester Research, Inc. held by the undersigned at the Annual Meeting of Stockholders to be held at the offices of Forrester Research, Inc., 60 Acorn Park Drive, Cambridge, MA 02140 at 10:00 a.m. on Tuesday, May 23, 2016, or any adjournments thereof, for the purposes set forth on the reverse side. This proxy when properly executed will be voted in the manner directed by the undersigned stockholder(s). If no contrary direction is made, the proxy will be voted FOR each of the nominees for director listed in proposal 1 and FOR proposals 2, 3 and 4 and for a one-year frequency on Proposal 5. (Continued and to be voted on reverse side.)